Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of SunAmerica Equity Funds:


We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of SunAmerica Balanced Assets
Fund, SunAmerica Blue Chip Growth Fund, SunAmerica Growth and Income Fund, SunAmerica Growth Opportunities Fund, SunAmerica International Equity
Fund, and SunAmerica New Century Fund as of September 30, 2007, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. Additionally, we have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of SunAmerica Value Fund, and SunAmerica Disciplined Growth Fund (formerly the SunAmerica Tax Managed Equity Fund) as of September 30, 2007, and the related statements of operations, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the four years in the period then ended. Additionally, we have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the SunAmerica International Small-Cap Fund as of September 30,2007, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the each of the periods presented through October 31, 2003 for the SunAmerica Value Fund and SunAmerica Disciplined Growth Fund were audited by other auditors whose report dated December 17, 2003, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2007, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the SunAmerica Balanced Assets Fund, SunAmerica Blue Chip Growth Fund, SunAmerica Growth and Income Fund, SunAmerica Growth Opportunities Fund, SunAmerica International Equity Fund, and SunAmerica New Century Fund, as of September 30, 2007, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the SunAmerica Value Fund and SunAmerica Disciplined Growth Fund as of September 30, 2007, the results of their operations, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the SunAmerica International Small-Cap Fund as of September 30, 2007, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.


Houston, Texas
November 21, 2007